UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

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[X] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

GLOBAL LEADERSHIP INSTITUTE INC.

-------------------

(Name of registrant as Specified in its Charter)

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1

  GLOBAL LEADERSHIP INSTITUTE INC.

215 Dino Dr.

Ann Arbor, MI 48103

(929)-224-2537

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF GLOBAL LEADERSHIP INSTITUTE INC:

The purpose of this letter is to inform you that holders of shares representing a majority of our voting power have given our board the authority to amend the Company's certificate of incorporation to change the name of the Company to Bitcoin Brands Inc. and to increase our authorized shares from 300,000,000 to 750,000,000.

The amendment to the certificate of incorporation is described in greater detail in the information statement accompanying this notice.   The consents that we have received constitute the only stockholder approval required to amend the certificate of incorporation under the Delaware General Corporation Law and our certificate of incorporation and bylaws. We would not amend the certificate of incorporation before June___, 2014, and our board may elect to amend the certificate of incorporation or may elect not to take action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

May 13, 2014

By Order of the Board of Directors

/s/ Peter Klamka

Peter Klamka

Chief Executive Officer, President and Chairman

Global Leadership Institute Inc.

215 Dino Dr.

Ann Arbor, MI 48103

929-224-2537

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about May 25, 2014, to the stockholders of record of Cephas Holding Corp at the close of business on May 5, 2014 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware General Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities, have adopted, by written consent, resolutions authorizing us to amend the Global Leadership Institute Inc. Certificate of Incorporation.

As of the close of business on the record date, we had 300,000,000 shares of common stock authorized, of which 150,817,919 shares were outstanding, and 2,000,000 shares of preferred stock authorized, of which there were 2,000,000 shares outstanding.

          On December 16 2013, the Company’s Board of Directors amended and restated in its entirety the rights, powers and preferences of the Company's Series A Preferred Stock. The outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, such share shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

Each outstanding share of common stock is entitled to one vote per share and each outstanding share of Series B, Series C and Series D Preferred Stock is entitled to 10, 100 and 135 votes per share, respectively.

The approval of a majority of all outstanding votes is required for us to be able to approve and adopt an amendment to the Certificate of Incorporation. Under Delaware law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving the amendment to the Certificate of Incorporation from stockholders holding the Series A Preferred stock which represents 80% of the voting power of our securities.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 215 Dino Drive Ann Arbor MI 48103. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address  received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTING SECURITIES

Pursuant to Global Leadership Institute Inc.'s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the action described herein. The Company’s articles of incorporation does not authorize cumulative voting. As of the record date, the Company had 150,817,919 voting shares of common stock issued and outstanding and 2,000,000 shares of preferred stock issued and outstanding of which the common stock was entitled to votes and the preferred stock was entitled to 120,654,335 votes, 76,917,138 votes are required to pass this stockholder resolutions. The consenting stockholders are entitled to 120,654,335 votes, which representing 80% of the issued and outstanding votes. Pursuant to Section 228 of the Delaware General Corporation Laws, the consenting stockholders voted in favor of the actions described herein in a unanimous written consent, dated May 4, 2014 No consideration was paid for the consent. The consenting stockholders’ name, affiliations with the Company, and their beneficial holdings are as follows:

Name	Affiliation	Amount	Percentage

Woodward Capital Partners, LLC (1)	Peter Klamka, Chief Executive Officer, President and Chairman	2,000 Series A Pfd	80%(2)
Total		2,000	80%(2)

 (1)

Woodward Capital Partners, LLC is owned by the Peter Klamka Revocable Trust and is managed by Peter Klamka our sole officer and director.

 (2)

The outstanding shares of Series A Preferred Stock represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock.

DISSENTERS RIGHT OF APPRAISAL

Under Delaware law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed amendment to the Plan, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposals to amend the Company's certificate of incorporation are described below. A copy of the certificate of amendment effecting the changes contemplated by the proposals, is attached to this information statement as Exhibit A.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: Our board of directors and a majority of the shareholders entitled to vote have approved the change of our corporate name from “Global Leadership Institute Inc” to “Bitcoin Brands Inc” by means of an amendment to our articles of incorporation. Stockholders of a majority of outstanding votes entitled to vote approved the name change by written consent on May 4, 2014.  The corporate name change will be effective upon the filing of an amendment to our articles of incorporation with the Delaware Secretary of State, which is expected to occur as soon as reasonable practicable on or after the tenth (10th ) day following the mailing of this Information Statement to our stockholders.

Our board of directors believes that changing our corporate name is in the best interest of the corporation and our stockholders in that it will promote recognition of the Company and reflect our transformation from a company solely engaged in the executive education business to that of a company engaged in providing goods and services associated with math based currencies including Bitcoin.

Effect: The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently “CEHC' and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock and preferred stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: Our board of directors and a majority of the shareholders entitled to vote have approved the change to amend the certificate of incorporation to increase the number of authorized shares of common stock from 300 million to 750 million shares. The board of directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares that could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, and repayment of debt, as the board of directors determines in its discretion.  The board would like the flexibility of having additional shares available for issuance in order to allow it to continue to issue shares of stock in lieu of cash payments for services provided by third parties and employees and to allow it to satisfy certain debt obligations, thus allowing it to preserve its cash. In addition, the board may sell securities from time to time to raise money needed to continue its operations. Our board of directors further believes that the increase in the number of authorized shares of common stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Effect: Issuance by the Company of any additional shares of common stock would dilute both the equity interests and the earnings per share of existing holders of the common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. The issuance of additional shares could cause the price for our stock to decline substantially.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the certificate of incorporation which is not shared by all other holders of the Company's common stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 300,000,000 million shares of common stock authorized with a stated par value of $0.001 per share, of which 150,817,919 shares were issued and outstanding.  The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of the outstanding shares of preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Delaware General Corporation Law and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

PREFERRED STOCK

As of the Record Date, the Company's certificate of incorporation authorizes the issuance of up to 2 million shares of preferred stock. The board of directors has the authority to issue the preferred stock and designate the voting rights, preferences and other features of the preferred stock. As of the Record Date, the Company has (1) 2,000 authorized shares of Series A preferred stock, the outstanding shares of Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, such share shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock 2,000 of which shares is outstanding, (2) 850,000 authorized, issued, and outstanding shares of Series B preferred stock, which is convertible, and has no dividend or liquidation preferences, and has 10 votes per share, (3) 147,775 authorized, issued, and outstanding shares of Series C preferred stock, which is convertible, has no dividend or liquidation preferences, and has 100 votes per share, and (4) 1,000,000 authorized, issued and outstanding shares of Series D preferred stock, which is convertible, has no dividend or liquidation preferences and has 135 votes per share. Shares of the Series B,, and Series C preferred stock may not be converted until the earlier to occur of (1) the date the Company generates net profits in any two consecutive fiscal quarters, as reported on Form 10-QSB or Form 10-Q, as the case may by, and (2) April 1, 2006. Shares of the Series D preferred stock may not be converted until the earlier of the date the Corporation generates net profits in any two consecutive fiscal quarters as reported on the Corporation’s Form 10-Q or Form 10-Q, as the case may be; or any date that the Market Price per share of Common Stock equals or exceeds $0.50.

Mr. Klamka our sole officer and director has voting power over  all of the issued and outstanding shares of the Series A preferred stock,  Series B preferred stock, Series C preferred stock and Series D preferred stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 4, 2014, the beneficial ownership of the Company's common stock and preferred stock (1) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, or any series of preferred stock, (2) by each director and executive officer, and (3) by all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 2013, are deemed outstanding, but those shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The number and percentage of shares of common stock beneficially owned are based on the aggregate of  150,817,919 shares of common stock outstanding as of May 4, 2014. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is c/o Global Leadership Institute Inc 215 Dino Dr Ann Arbor Mi 48103

Name and Address	Amount and Nature Of Beneficial Ownership	Percentage of Class (1)

Peter Klamka	850,000 Series B Preferred(2)	100%
Peter Klamka	147,775 Series C Preferred(3)	100%
Peter Klamka	1,000,000 Series D Preferred(4)	100%
Barton PK, LLC	20,000,000 Common(5)	13%
Woodward Capital Partners, LLC	2,000 Series A Preferred (6)	100%

(1) Figures based on an estimated  150,817,919  shares of common stock outstanding as of May 4, 2014

(2) Series B preferred stock is entitled to 10 votes per share.

(3) Series C preferred stock is entitled to 100 votes per share.

(4)Series D preferred stock is entitled to vote 135 votes per share.

(5)Barton PK, LLC is a limited liability company owned and controlled by Mr. Klamka.

(6) Woodward Capital Partners, LLC is owned by the Peter Klamka Revocable Trust. Mr. Klamka maintains dispositive control over these shares.  Series A preferred is entitled to 80% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholder

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 and our 8-K filed on April 21, 2014 . You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Global Leadership Institute Inc.

215 Dino Dr.

Ann Arbor, MI 48103

929-224-2437

As we obtained the requisite stockholder vote for the amendment to the Plan described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY . This information statement is for informational purposes only. Please read this information statement carefully.

           Exhibit. A

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

GLOBAL LEADERSHIP INSITUTE INC.

Pursuant to the Delaware General Corporation Law, the undersigned person, desiring to amend the Certificate of Incorporation of GLOBAL LEADERSHIP INSTITUE INC, under the laws of the State of Delaware, does hereby sign, verify, and deliver to the Office of the Secretary of State of Delaware, this Amendment to the Certificate of Incorporation for the above-named company (hereinafter referred to as the

"Corporation"):

The amendment contained herein was approved by a majority vote of shareholders of the Corporation on May 4,  2014

FIRST: The certificate of incorporation of the Corporation were first filed and approved by the Office of the Secretary of State of Delaware on January 13, 1998. This amendment to the articles will become effective upon the filing of the Certificate with the Delaware Secretary of State.

SECOND: That ARTICLE FIRST shall be amended as follows:

“The name of the Company shall be: Bitcoin Brands Inc.”

THIRD: That ARTICLE FOURTH shall be amended as follows:

"The aggregate number of shares which the corporation shall have authority to issue is seven hundred fifty million (750,000,000) shares of common stock, having a par value of one tenth of a cent ($0.001) per share, and 2,000,000 shares of preferred stock, having a par value of one tenth of a cent ($0.01) per share."

All other aspects of ARTICLE FOURTH shall remain unchanged.

IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to the certificate of incorporation to be signed by Peter Klamka, its Chief Executive Officer, on this June ___, 2014.

By: _________________________

Peter Klamka

Chief Executive Officer